Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2)

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

13-4994650
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)

1111 Polaris Parkway
Columbus, Ohio	43271
(Address of principal executive offices)	(Zip Code)

Pauline E. Higgins

Vice President and Assistant General Counsel

JPMorgan Chase Bank, National Association

707 Travis Street, 4th Floor North

Houston, Texas 77002

Tel: (713) 216-1436

(Name, address and telephone number of agent for service)

Prudential Financial, Inc.

(Exact name of obligor as specified in its charter)

New Jersey	22-3703799
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification No.)

751 Broad Street
Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Subordinated Debt Securities

(Title of the indenture securities)

GENERAL

Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.,

Board of Governors of the Federal Reserve System, Washington, D.C., 20551, and

Federal Deposit Insurance Corporation, Washington, D.C., 20429.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with the Obligor and Guarantors.

If the obligor or any guarantor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16. List of Exhibits

List below all exhibits filed as a part of this Statement of Eligibility.

1. A copy of the Articles of Association of JPMorgan Chase Bank, N.A. (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-106575, which is incorporated by reference).

2. A copy of the Certificate of Authority of the Comptroller of the Currency for the trustee to commence business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-106575, which is incorporated by reference).

3. None, the authority of the trustee to exercise corporate trust powers being contained in the documents described in Exhibits 1 and 2.

4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-106575, which is incorporated by reference).

5. Not applicable.

6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-106575, which is incorporated by reference).

7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

8. Not applicable.

9. Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, N.A., has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 8th day of March, 2006.

JPMORGAN CHASE BANK, N.A.

By	/s/ Ignazio Tamburello
Ignazio Tamburello
Assistant Vice President

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2

CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank, N.A.

of 1111 Polaris Parkway, Columbus, Ohio 43240

and Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System,

at the close of business September 30, 2005, in

accordance with a call made by the Federal Reserve Bank of this

District pursuant to the provisions of the Federal Reserve Act.

		Dollar Amounts in Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and
currency and coin		$28,433
Interest-bearing balances		17,638
Securities:
Held to maturity securities		84
Available for sale securities		55,133
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices		24,468
Securities purchased under agreements to resell		167,210
Loans and lease financing receivables:
Loans and leases held for sale		30,960
Loans and leases, net of unearned income	$ 360,848
Less: Allowance for loan and lease losses	4,895
Loans and leases, net of unearned income and allowance		355,953
Trading Assets		229,642
Premises and fixed assets (including capitalized leases)		8,279
Other real estate owned		141
Investments in unconsolidated subsidiaries and associated companies		794
Customers’ liability to this bank on acceptances outstanding		738
Intangible assets
Goodwill		23,365
Other Intangible assets		10,275
Other assets		55,313
TOTAL ASSETS		$1,008,426

LIABILITIES
Deposits
In domestic offices		$389,235
Noninterest-bearing	$138,883
Interest-bearing	250,352
In foreign offices, Edge and Agreement subsidiaries and IBF’s		140,161
Noninterest-bearing	$6,800
Interest-bearing	133,361

Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		8,435
Securities sold under agreements to repurchase		109,608
Trading liabilities		131,588
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		82,712
Bank’s liability on acceptances executed and outstanding		738
Subordinated notes and debentures		17,662
Other liabilities		40,948
TOTAL LIABILITIES		921,087
Minority Interest in consolidated subsidiaries		2,249

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,785
Surplus (exclude all surplus related to preferred stock)		59,467
Retained earnings		24,523
Accumulated other comprehensive income		(685)
Other equity capital components		0
TOTAL EQUITY CAPITAL		85,090

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL		$1,008,426

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

WILLIAM B. HARRISON, JR. JAMES DIMON MICHAEL J. CAVANAGH	) ) )	DIRECTORS